Exhibit 10y

*Confidential Treatment Requested

AMENDED AND RESTATED

TERRITORY B PRODUCT KNOW-HOW LICENSE AGREEMENT

among

SANOFI

BRISTOL-MYERS SQUIBB COMPANY

and

BRISTOL-MYERS SQUIBB SANOFI PHARMACEUTICALS HOLDING PARTNERSHIP

dated as of January 1, 2013

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TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS

1.1	Defined Terms	2
1.2	Additional Defined Terms	4

ARTICLE 2
GRANT OF LICENSE

2.1	License Grant	5
2.2	No Transfer	5
2.3	No Implicit Rights	6
2.4	Corporate Name Authorization	6
2.5	Goodwill	6
2.6	Improvements	6
2.7	Original License	6

ARTICLE 3
SUB-LICENSE

3.1	General Sub-License	6
3.2	Sub-License for Alliance Agreements	6
3.3	Termination of Sub-License	7

ARTICLE 4
CONSIDERATION

4.1	Development Royalty	7
4.2	Payment	7
4.3	Method of Payment	7
4.4	Records	7
4.5	Payment Reports	7
4.6	Taxes	8

ARTICLE 5
LICENSE STEERING COMMITTEE

5.1	License Steering Committee	8
5.2	License Functional Committees	8

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5.3	Committee Composition and Decision Making	9
5.4	Committee Dispute Resolution	9
5.5	Delegation	9

ARTICLE 6
NEW INDICATION OR LINE EXTENSION
SOLE RISK SCENARIO

6.1	Sole Development	9
6.2	Commercialization of Resulting Products	10
6.3	[*]	10
6.4	Election to Participate in Development	10
6.5	Period of Exclusivity	10
6.6	Safety and Other Problems	11

ARTICLE 7
TERM; TERMINATION

7.1	Term; Termination	11
7.2	Consequences of Termination	12

ARTICLE 8
CONFIDENTIALITY

ARTICLE 9
MISCELLANEOUS

9.1	Notices	13
9.2	Governing Law	15
9.3	Dispute Resolution	15
9.4	Specific Performance	16
9.5	No Third Party Beneficiaries	16
9.6	Assignment	16
9.7	Severability	17
9.8	Waivers and Amendments	17
9.9	Headings	17
9.10	Entire Agreement	17
9.11	No Partnership or Joint Venture	17
9.12	Governing Language	18
9.13	Counterparts	18

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This AMENDED AND RESTATED TERRITORY B PRODUCT KNOW-HOW LICENSE AGREEMENT (this “Agreement”) dated as of January 1, 2013 is hereby made by and among:

Sanofi, a société anonyme organized and existing under the laws of the French Republic (“Sanofi”);

Bristol-Myers Squibb Company, a corporation organized and existing under the laws of the State of Delaware, United States of America (“BMS”); and

Bristol-Myers Squibb Sanofi Pharmaceuticals Holding Partnership, a Delaware partnership (the “Partnership” and, together with Sanofi and BMS, the “Parties” and, individually, each a “Party”).

W I T N E S S E T H:

WHEREAS, Sanofi previously discovered and patented a new chemical entity, known as SR 25990C with the international non-proprietary name Clopidogrel Hydrogenosulphate (“Clopidogrel”);

WHEREAS, Sanofi, BMS and Sterling Winthrop Inc., a Delaware corporation (“Sterling”) entered into a Development Agreement dated July 29, 1993 (the “Development Agreement”) for, among other things, the development of Clopidogrel;

WHEREAS, pursuant to an Amended and Restated Asset Purchase Agreement dated as of September 30, 1994 among Eastman Kodak Company, Sanofi and Sterling, Sanofi acquired certain assets, and assumed certain obligations, of the ethical pharmaceutical business of Sterling, including the rights and obligations of Sterling under the Development Agreement;

WHEREAS, Sanofi and BMS have entered into a Territory B Alliance Support Agreement dated as of January 1, 1997, as amended as of the date hereof (the “Alliance Support Agreement”) and have formed through their indirect wholly owned subsidiaries the Partnership pursuant to the partnership agreement dated as of January 1, 1997, as amended as of the date hereof (the “Partnership Agreement”) for, among other things, the commercialization of the Products in certain territories, including Territory B (as such terms are defined herein);

WHEREAS, Sanofi and the Partnership have entered into a Clopidogrel Intellectual Property License and Supply Agreement, dated as of January 1, 1997 and amended and restated as of the date hereof, pursuant to which Sanofi granted a license to the Partnership to use certain patents, trademarks and know-how for the commercialization of the Products in certain territories, including Territory B, that neither were developed with nor are owned by BMS;

WHEREAS, Sanofi and BMS have developed certain know-how under the Development Agreement for the commercialization of the Products in certain territories, including Territory B and, as a result, each has an undivided one-half direct ownership interest in the Developed Know-How (as such term is defined herein);

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WHEREAS, Sanofi, BMS and the Partnership have entered into a Product Know-How License Agreement dated as of January 1, 1997 (the “Original License”), pursuant to which Sanofi and BMS have granted to the Partnership a license under the Developed Know-How for the commercialization of the Products in certain territories, including Territory B;

WHEREAS, the Partnership has been commercializing Products in Territory B since that date;

WHEREAS, pursuant to the Master Restructuring Agreement (the “Definitive Agreement”), dated as of September 27, 2012, by and between Sanofi and BMS, Sanofi and BMS have agreed to simplify the overall governance, operating and financial principles of their alliance with respect to the Products, other than Clopidogrel in the United States (including Puerto Rico); and

WHEREAS, in connection with the transactions contemplated by the Definitive Agreement, Sanofi and BMS have agreed to, among other things, amend and restate the Original License on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and the terms and conditions set forth herein, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate”, when used with reference to any Person, means any other Person controlling, controlled by, or under common control with, such Person; provided, however, that, with respect to Sanofi, the definition of Affiliate shall exclude L’Oréal, a société anonyme organized and existing under the laws of the French Republic. For the purposes of this definition, “control” shall refer to (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person or to veto any material decision relating to the management or policies of a Person, in each case whether through the ownership of voting securities, by contract or otherwise, (b) the beneficial ownership, directly or indirectly, of securities (excluding general partnership interests) representing at least 50% of the voting power of all outstanding voting securities of a Person or (c) the beneficial ownership of at least 50% of the partnership interests of a general partnership. The Parties confirm that each Co-Promotion Entity (as defined in the Alliance Support Agreement) in Territory B shall be considered to be an Affiliate of BMS.

“Alliance Agreements” has the meaning set forth in the Alliance Support Agreement.

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“Alliance Strategic Committee” has the meaning set forth in the Alliance Support Agreement.

“Clopidogrel Bulk” means the active substance chemical bulk containing Clopidogrel.

“Clopidogrel Product” means the product or products having as an active ingredient Clopidogrel or any salt, ester, metabolite or pro-drug thereof.

“Developed Know-How” means any and all technical data, information, material and other know-how that relate to the formulation of the Products, including, without limitation, any analytical methodology, chemical, toxicological, pharmacological and clinical data, formulae, procedures, protocols, techniques and results of experimentation and testing, developed by Sanofi and BMS under the Development Agreement.

“Finance Committee” has the meaning set forth in the Alliance Support Agreement.

“fixed dose combination” means a pharmaceutical dosage form containing fixed doses of more than one active ingredient in which all active ingredients are present in a single tablet, capsule or other form and shall expressly exclude so-called “co-packaging” in which separate drugs in separate dosage forms are sold in a single unit or bundle.

“Fixed Dose Combination Product” means a fixed dose combination containing Clopidogrel.

“Functional Committee” means any Alliance Functional Committee (as such term is defined in the Alliance Support Agreement) or any License Functional Committee.

“Governmental Authority” means any federal, state or local or any foreign or supranational government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

“Lead” means the right to initiate proposals and implement, or cause the implementation of, recommendations and decisions.

“Line Extension” means, with respect to development conducted on or after the date hereof, any new dosage or new form of administration of any Product.

“Marketing Entity” has the meaning set forth in the Partnership Agreement.

“Net Sales” means for any given period and with respect to any Product, the gross amount invoiced in respect thereof by the Marketing Entities to any Person (excluding any transfers between any Party and its Affiliates solely for purposes of resale, promotional use or clinical trials), less (i) quantity and/or cash discounts, allowances and/or rebates actually allowed or given, (ii) freight, postage and shipping insurance expenses (if separately identified in such

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invoice), (iii) sales taxes directly related to the sale to the extent included in the gross invoice price (but not including taxes assessed against the income derived from such sale) and (iv) amounts repaid or credited on account of rejections, outdating or the return of such Product.

“New Indication” means, with respect to development conducted on or after the date hereof, any new therapeutic use or application of any Product.

“New IP Agreement” means the FDC Intellectual Property License Agreement between Sanofi and BMS, dated as of the date hereof.

“Person” means any individual, partnership, firm, corporation, société anonyme, société en nom collectif, société en participation, société par actions simplifiée, limited liability company, joint venture, association, trust or other entity or any government or any agency or political subdivision thereof, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended.

“Product” means a Clopidogrel Product.

“Safety Problem” has the meaning set forth in the Alliance Support Agreement.

“Territory B” or the “United States” means any State or Commonwealth of the United States of America, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa and any other territory, possession or military base of the United States of America.

“Third Party” means a Person who or which is neither a Party nor an Affiliate of a Party.

1.2 Additional Defined Terms. The following additional defined terms shall have the meanings set forth in the sections of this Agreement listed below:

Defined Term	Section Where Defined
Agreement	Preamble
Alliance Support Agreement	Recitals
BMS	Preamble
Clopidogrel	Recitals
Definitive Agreement	Recitals
Development Agreement	Recitals
Development Committee	5.2
Development Royalty	4.1
Dispute	9.3(a)
Dispute Resolution Notice	9.3(a)
ICC	9.3(b)
License Functional Committees	5.2

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Defined Term	Section Where Defined
License Steering Committee	5.1
License Strategic Decisions	5.1
License Termination Date	7.2
Notices	9.1
Original License	Recitals
Other Party	6.1
Partnership Agreement	Recitals
Partnership	Preamble
Party	Preamble
Payment Report	4.2
Proposing Party	6.1
Sanofi	Preamble
Sterling	Recitals

ARTICLE 2

GRANT OF LICENSE

2.1 License Grant. Subject to the terms and conditions of this Agreement, Sanofi and BMS each separately grant to the Partnership an exclusive license for the term hereof in their respective undivided one-half direct ownership interest in the Developed Know-How, and the Partnership hereby accepts, an exclusive license for the term hereof under the Developed Know-How (i) to sell, offer for sale and import, and, with respect to BMS as licensor only, to make and have made, the Products in Territory B, and (ii) subject to Article 6 hereof, to develop Products for Territory B, including, without limitation, New Indications and Line Extensions thereof; provided, however, that the foregoing exclusivity shall not apply to Sanofi and BMS to the extent of their respective rights (both granted and retained) under the New IP Agreement with respect to Fixed Dose Combination Products.

Subject to the occurrence of a change in exclusivity of supply under Section 4.3 of the Plavix Finished Product Supply Agreement between sanofi-aventis U.S. LLC, as supplier, and the Partnership, as purchaser, dated as of the date hereof, Sanofi hereby grants to the Partnership, subject to the terms and conditions of this Agreement, an exclusive license under its undivided one-half direct ownership interest in the Developed Know-How to manufacture and package, or have manufactured and packaged, the Products for sale in Territory B, for the term and to the extent needed to cover the period of exclusivity change.

2.2 No Transfer. The Partnership hereby acknowledges and agrees that this Agreement does not, and shall not be deemed to, transfer any proprietary ownership interest whatsoever to the Partnership in or to the Developed Know-How. Nothing herein shall give the Partnership any right, title or interest in or to any of the Developed Know-How, except the rights granted pursuant to this Agreement.

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2.3 No Implicit Rights. All of the rights granted hereunder are explicitly stated herein and nothing in this Agreement shall be construed to grant any implied rights whatsoever to the Partnership in or to the Developed Know-How.

2.4 Corporate Name Authorization. The Partnership shall be permitted to use both the Sanofi and BMS corporate names, on a [*] basis for the term hereof, solely (i) as part of its corporate name and (ii) in connection with any promotional, advertising or marketing necessary or desirable for the commercialization of the Products in Territory B in accordance with this Agreement and the Alliance Support Agreement. The grant of rights pursuant to this Section 2.4 shall terminate upon the earlier of (i) the expiration or early termination of this Agreement and (ii) the expiration or early termination of the Alliance Support Agreement, provided that such termination shall not affect any continuing rights to BMS’s corporate name(s) that Sanofi and its Affiliates may have pursuant to Section 7.1 of the Definitive Agreement.

2.5 Goodwill. The Partnership hereby acknowledges that all goodwill connected with the Sanofi and BMS corporate names shall inure to the benefit of Sanofi and BMS, as the case may be, and the Partnership shall not take any action that may be detrimental to such goodwill.

2.6 Improvements. Any new or useful invention, process or improvement, patentable or unpatentable, relating to the formulation of any Product under the Developed Know-How developed or acquired by the Partnership during the term hereof, shall be the property of the Partnership which shall have all ownership rights thereto, subject to Article 6 hereof.

2.7 Original License. The Parties hereby agree that all acts, omissions and occurrences prior to the date hereof, and all rights and obligations of the Parties with respect thereto, shall be governed by the terms of the Original License prior to its amendment and restatement in accordance with the terms hereof.

ARTICLE 3

SUB-LICENSE

3.1 General Sub-License. Except as permitted under Section 3.2 hereof, the Partnership shall not, without the prior written consent of both Sanofi and BMS, sub-license any of its rights and obligations under this Agreement; provided, however, that if the representatives of Sanofi and BMS on any Functional Committee, the Alliance Strategic Committee or the License Steering Committee, consensually agree to sub-license any of the Partnership’s rights or obligations hereunder, such agreement shall be deemed to be the consent of Sanofi and BMS for the purposes of this Section 3.1. No such sub-license shall relieve the Partnership of its obligations hereunder.

3.2 Sub-License for Alliance Agreements. The Partnership shall sub-license those of its rights and obligations under this Agreement, to any Affiliate of Sanofi or BMS that is a party to any Alliance Agreement, solely for the purposes of permitting such Affiliate to perform its obligations under such Alliance Agreement.

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3.3 Termination of Sub-License. Sanofi and BMS each shall have the right to require the Partnership to terminate any sub-license of rights hereunder in the event that the sub-licensee fails to comply in any material respect with, or takes any action contrary to, the terms of such sub-license or any decision made by any Functional Committee, the Alliance Strategic Committee or the License Steering Committee, and such sub-licensee has failed to remedy such non-compliance within thirty (30) days from its receipt of written notice thereof from Sanofi, BMS or the Partnership.

ARTICLE 4

CONSIDERATION

4.1 Development Royalty. In consideration of the rights and licenses granted hereunder, the Partnership shall pay, or shall cause to be paid, for the term of this Agreement, as a development royalty (the “Development Royalty”) to [*], an amount equal to [*] of Net Sales of Clopidogrel Products in Territory B.

4.2 Payment. For the term of this Agreement, the Partnership shall pay or cause to be paid to each of Sanofi and BMS all amounts due hereunder on a quarterly basis within sixty (60) days of the end of each calendar quarter. Each such payment shall be accompanied by an accurate statement of the amount of Net Sales of the Products in Territory B during such calendar quarter and the calculation of all payments to be made to each of Sanofi and BMS for such calendar quarter (each a “Payment Report”).

4.3 Method of Payment. (a) All payments to be made hereunder shall be made by wire transfer in immediately available funds, and shall be made in US dollars to the respective bank accounts of Sanofi and BMS as notified to the Partnership by the relevant Party, unless the Parties agree to settle such payments through other means.

4.4 Records. The Partnership shall maintain (i) books, records and accounts which accurately and fairly reflect, in reasonable detail, the Net Sales of the Products in Territory B and (ii) an adequate system of internal accounting controls. All books, records and accounts referred to in clause (i) above shall be maintained for not less than [*], or for such longer period if and as required by applicable law, following the date of the sales constituting the Net Sales and shall be made available for reasonable review upon request by Sanofi and/or BMS.

4.5 Payment Reports. (a) At the request of Sanofi, the Partnership shall, and shall if applicable cause its sub-licensees to, permit Sanofi or an independent, certified public accountant not having any significant relation to either BMS or Sanofi, as appointed by Sanofi, at reasonable times and upon reasonable notice, to examine the books and records of the Partnership as may be necessary to (i) determine, with respect to any calendar quarter ending not more than [*] prior to the related request, the correctness of any Payment Report or payment made under this Agreement or any Alliance Agreement or (ii) obtain information as to the

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amount payable for any such calendar quarter in the case of failure on the part of the Partnership to report or pay pursuant to this Agreement or on the part of any party to any Alliance Agreement; provided, however, that Sanofi shall not have the right to make such audit request more than once every [*]. The results of any such audit shall be promptly made available to BMS, Sanofi and the Partnership.

(b) Sanofi shall bear the full cost and expense of any such audit, unless such audit discloses that the amount due to Sanofi is more than the amount paid by [*] of the amount due, in which case BMS shall bear the full cost and expense of such audit.

(c) The determination by an independent, certified public accountant pursuant to this Section 4.5 as to the amount due and payable by the Partnership shall be conclusive and binding on the Parties hereto.

4.6 Taxes. All payments due under this Agreement shall be paid in full without deduction, except for taxes (if any) required to be withheld by applicable law in Territory B with respect to such payments. In the event the Partnership is required under applicable law to withhold any tax to the revenue authorities in any country in Territory B regarding any payment to Sanofi and/or BMS, the amount of such tax shall be deducted by the Partnership and paid to the relevant revenue authority, and the Partnership shall notify the relevant Party thereof and shall promptly furnish to such Party all copies of any tax certificate or other documentation evidencing such withholding. In the event that any such tax shall subsequently be found to be due, payment of such tax shall be the responsibility of Sanofi or BMS, as the case may be.

ARTICLE 5

LICENSE STEERING COMMITTEE

5.1 License Steering Committee. In order to ensure the proper use of the Developed Know-How by the Partnership for the commercialization and further development of the Products, Sanofi and BMS shall be represented by a License Steering Committee (the “License Steering Committee”), which shall be responsible for the following (collectively, the “License Strategic Decisions”):

(i) overseeing the commercialization of the Products in Territory B and taking decisions on any operational disagreements;

(ii) approving the annual operating budget for Territory B and any requests for New Indications and Line Extensions; and

(iii) overall pricing guidelines and any exceptions to the same.

5.2 License Functional Committees. The License Steering Committee may establish, at its discretion, functional committees (the “License Functional Committees”) as needed to manage the conduct of the ongoing business in Territory B and exchange of necessary information between BMS and Sanofi, including a development committee (“Development Committee”).

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5.3 Committee Composition and Decision Making. The License Steering Committee shall at all times consist of six (6) representatives, three (3) of whom shall represent Sanofi and three (3) of whom shall represent BMS. The representatives of Sanofi shall be the persons serving from time to time as the (i) VP – General Therapeutics – North America, (ii) Vice President and Chief Financial Officer – North America, and (iii) Vice President, Alliance Management, Sanofi. The representatives of BMS shall be the persons serving from to time as the (i) Senior Vice President – CV/Met, (ii) Vice President – U.S. Finance, and (iii) Head of Global Alliances. If any such position has been modified or eliminated, the Party so affected shall appoint an individual whose position is substantially similar to the position so modified or eliminated. The License Steering Committee shall have the sole power, by a consensus of the representatives of Sanofi and BMS, to make any and all License Strategic Decisions and to resolve any deadlock or conflict arising among or within the License Functional Committees that has not been resolved pursuant to the Alliance Support Agreement.

5.4 Committee Dispute Resolution. All disputes arising within the License Steering Committee shall be resolved pursuant to Section 3.06 of the Alliance Support Agreement; provided, however, that if agreement cannot be reached with respect to the [*] for any fiscal year pursuant to Section 3.06 of the Alliance Support Agreement, the [*] for the previous fiscal year shall carry over to the next fiscal year, until the [*] for the next fiscal year shall have been approved.

5.5 Delegation. The License Steering Committee may, by a consensus of the representatives of Sanofi and BMS thereon, expressly and by written resolution establish any other functional committee and delegate its powers to such newly established functional committee and/or to any then existing License Functional Committee on such terms as it deems appropriate.

ARTICLE 6

NEW INDICATION OR LINE EXTENSION

SOLE RISK SCENARIO

6.1 Sole Development. If either Sanofi or BMS wishes to pursue the development of any New Indication or Line Extension, such Party (the “Proposing Party”) shall propose such development to the other Party (the “Other Party”) in the context of the Development Committee. If the Other Party decides not to pursue such development, as evidenced by its negative vote in the Development Committee with respect to such development and irrespective of whether such Party has the Lead for the Product with respect to which such development is proposed, then the Development Committee shall submit such proposal to the License Steering Committee, which shall decide whether the Proposing Party may proceed alone with such development. If the License Steering Committee agrees to permit such sole development, the Proposing Party shall be entitled to undertake such development at its sole cost and expense.

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6.2 Commercialization of Resulting Products. If the Proposing Party proceeds alone with such development pursuant to Section 6.1 hereof, the Proposing Party and the Other Party shall, and shall cause their respective Affiliates to, grant the rights for the development of such New Indication or Line Extension, as the case may be, to the Proposing Party (with the right to sub-license to its Affiliates with the consent of the Other Party (which such consent shall not be unreasonably withheld)) solely for the purposes of pursuing such development in accordance with the terms of this Agreement. In the event the Proposing Party successfully develops such New Indication or Line Extension, the Proposing Party hereby acknowledges and agrees that (i) pursuant to Section 2.1 hereof, solely the Partnership shall have the right to commercialize such New Indication or Line Extension in Territory B, subject to BMS and Sanofi’s respective rights under the New IP Agreement with respect to Fixed Dose Combination Products and (ii) such commercialization shall be fully subject to and performed in accordance with the decisions and recommendations of the Alliance Strategic Committee, the License Steering Committee and the Functional Committees in accordance with this Agreement and the Alliance Support Agreement.

6.3 [*] In the event of such sole development, the Proposing Party shall be entitled to receive an [*] for such development equal to [*] which shall be [*] payable to such Party pursuant to Article 4 hereof. In the event that the Finance Committee cannot agree upon a method of [*], including the [*] payable under Section [*] hereof, the Proposing Party and the Other Party shall [*]. The [*], and the fees and expenses of [*] shall be [*].

6.4 Election to Participate in Development. The Other Party may reverse its election not to pursue such development, by Notice to the Proposing Party, at any time prior to the registration of such New Indication or Line Extension in the first country in Territory B in which registration is made, subject to the reimbursement of [*] of all [*] incurred by the Proposing Party with respect to such New Indication or Line Extension as of the date on which such Notice is made. In the event of such reimbursement, the Proposing Party and the Other Party shall thereafter share [*] incurred after the date on which such Notice is made with respect to such development, and [*] set forth in Section [*] hereof shall be [*] by [*], from [*] to [*] of Net Sales of the Product in Territory B [*]; provided, however, that only the Proposing Party shall be entitled to [*].

6.5 Period of Exclusivity. If the development undertaken by the Proposing Party results in (i) an additional period of legal and de facto exclusivity for the Product as a whole or (ii) the issuance of a new patent for such New Indication or Line Extension developed through such development resulting in legal and de facto exclusivity for such New Indication or Line Extension, then the Proposing Party also shall be entitled to a [*] for additional development determined by the Finance Committee, which shall not be less than [*] nor more than [*] of Net Sales of the Product in Territory B attributable to the New Indication or Line Extension. [*] shall be payable in accordance with Article 4 hereof (x) after the date legal or de facto exclusivity of such Product would otherwise have ended until the date on which the legal or de facto exclusivity obtained as a result of the sole development terminates (whichever terminates first), in the case referred to in clause (i) above, and (y) during the life of the relevant patent, in the case referred to in clause (ii) above. This [*] shall not exceed [*] of Net Sales of the Product in Territory B, even if the conditions in both clauses (i) and (ii) above are satisfied, and shall not be reduced even if the Other Party exercises its right under Section 6.4 hereof to reverse its election not to participate in such development.

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6.6 Safety and Other Problems. Notwithstanding anything to the contrary in this Article 6 or in Section 7.05(b) of the Alliance Support Agreement, if either Sanofi or BMS determines that the development of a New Indication or Line Extension should be suspended for a safety reason that it believes in good faith justifies such suspension, or reasonably believes that such development would have a material adverse effect on the overall development of Clopidogrel, or the overall commercial viability of the resulting Product(s), such Party shall have the unilateral right to veto the development by the other Party of such New Indication or Line Extension.

ARTICLE 7

TERM; TERMINATION

7.1 Term; Termination. (a) The term of this Agreement shall commence on the date hereof and shall expire on December [*], 2019. Thereafter, the term of this Agreement may be renewed for successive three-year terms by the mutual agreement of the Parties no later than 24 months prior to the expiration of the term then in effect.

(b) Notwithstanding the foregoing, this Agreement shall automatically expire upon the earlier of (i) the termination by both Parties of the commercialization of the Product in Territory B as the result of a Safety Problem pursuant to Section 7.04(iii) of the Alliance Support Agreement and (ii) the exercise by BMS of the special put option pursuant to Section 7.08 of the Alliance Support Agreement.

(c) The Parties may cause the early termination of this Agreement by the mutual written consent of each of the Parties.

(d) Either Sanofi or BMS shall have the right to declare termination of this Agreement upon Notice to the other Parties, following the first to occur of:

(i) such other Party shall have (A) voluntarily commenced any proceeding or filed any petition seeking relief under Title 11 of the United States Code, Book VI of the French Commercial Code (legislative part as well as regulatory part) or any other bankruptcy, insolvency or similar law of the United States, any state thereof, the French Republic or any other applicable jurisdiction, (B) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator, conciliator, administrator or similar official for it or for all or substantially all of its property, (C) filed an answer admitting the material allegations of a petition filed against or in respect of it in any such proceeding, (D) made a general assignment for the benefit of creditors of all or substantially all of its assets, (E) become unable generally, or admitted in writing its inability to, pay all or substantially all of its debts as they become due or (F) taken corporate action for the purpose of effecting any of the foregoing; or

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(ii) an involuntary proceeding shall have been commenced or any involuntary petition shall have been filed in a court of competent jurisdiction seeking (A) relief in respect of such other Party, or of its property, under Title 11 of the United States Code, Book VI of the French Commercial Code (legislative part as well as regulatory part) or any other bankruptcy, insolvency or similar law of the United States, any state thereof, the French Republic or any other applicable jurisdiction, (B) the appointment of a receiver, trustee, custodian, sequestrator, conciliator, administrator or similar official for such other Party or for all or substantially all of its property or (C) the winding-up or liquidation of such other Party; and such proceeding or petition shall have continued undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall have continued unstayed and in effect for thirty (30) days.

7.2 Consequences of Termination. (a) Upon the expiration or early termination of this Agreement pursuant to Section 7.1 hereof (the “License Termination Date”):

(i) the terms and conditions of Section 7.07 of the Alliance Support Agreement shall apply, except in the event of early termination pursuant to Section 7.1(b) hereof;

(ii) the Partnership shall cease, and shall cause each sub-licensee (if any) to cease, all activities related to the Developed Know-How; and

(iii) the Partnership shall pay in full all amounts due to Sanofi and/or BMS hereunder within ten (10) days after the final determination of Net Sales for such period, including the License Termination Date, pursuant to Sections 4.2, 4.3 and 4.5 hereof which shall survive until the full payment of all amounts under this clause (iii).

(b) In the event of the termination of the commercialization of the Products throughout Territory B pursuant to Section 7.04 of the Alliance Support Agreement (other than a bilateral termination of such Product as the result of a Safety Problem), the provisions of Section 7.2(a)(ii)-(iii) hereof shall apply, mutatis mutandis, with respect to such Product.

(c) In the event of the termination of the commercialization of the Products in any country of Territory B pursuant to Section 7.02 of the Alliance Support Agreement:

(i) the terms and conditions of Section 7.2(a)(ii)-(iii) hereof shall apply, mutatis mutandis, with respect to such country; and

(ii) all rights and licenses granted by Sanofi and BMS hereunder with respect to such country shall revert to Sanofi and BMS, respectively, subject to Section 7.03 of the Alliance Support Agreement.

(d) Expiration or early termination of this Agreement pursuant to this Article 7 shall be without prejudice to any rights which shall have accrued to the benefit of any Party prior to such expiration or termination. Such expiration or termination shall not relieve any

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Party from its obligations which are expressly indicated to survive the expiration or termination of this Agreement. All of the Parties’ rights and obligations under this subclause (d) and under Sections 4.4, 4.5, 4.6, 7.2 and 9.2 through 9.4 and Article 8 hereof shall survive such expiration or termination for the applicable period.

ARTICLE 8

CONFIDENTIALITY

All of the data, material and information exchanged by the Parties hereunder or related hereto (including, without limitation, the Developed Know-How) shall be subject to the confidentiality provisions of the Alliance Support Agreement as set forth in Section 5.03 thereof.

ARTICLE 9

MISCELLANEOUS

9.1 Notices. All notices, requests or other communications hereunder (collectively, “Notices”) shall be in writing, shall be in the English language, and shall be given or made by delivery in person, by courier service, by facsimile (with receipt confirmed) or by registered or certified mail (return receipt requested, with postage prepaid) to the respective Parties at the following addresses:

If to Sanofi, to:

Sanofi

54 rue la Boétie

75008 Paris, France

Attention: Senior Vice President, Legal Affairs and General Counsel

Facsimile: (33.1) 53.77.43.03

Attention: Vice President, Alliances & Partnerships

Facsimile: (33.1) 53.77.40.99

with a copy to:

Weil Gotshal & Manges

767 Fifth Avenue

New York NY 10153

Attention: [omitted]

Facsimile: 212 310 8007

If to BMS, to:

Bristol-Myers Squibb Company

P.O. Box 4000

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Route 206 & Province Line Road

Princeton, NJ 08543-4000 USA

Attention: Vice President and Associate General Counsel, Transactional Practice Group

Facsimile: (1-609) 252-7680

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, NY 10007 USA

Attention: [omitted]

Facsimile: (1-212) 230-8888

If to the Partnership, to:

Bristol-Myers Squibb Sanofi Pharmaceuticals Holding Partnership

P.O. Box 4000

Route 206 & Province Line Road

Princeton, NJ 08543-4000, USA

Attention: Vice President and Associate General Counsel, Transactional Practice Group

Facsimile: (1-609) 252-7680

with a copy to each of:

sanofi-aventis U.S. LLC

55 Corporate Drive

Bridgewater, NJ 08807 USA

Attention: [omitted]

Facsimile: (908) 981-5705

[omitted]

General Counsel, North America

sanofi-aventis U.S. LLC

55 Corporate Drive

Bridgewater, NJ 08807

Fax: (908) 981-7833

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and:

Sanofi

54 rue la Boétie

75008 Paris, France

Attention: Senior Vice President, Legal Affairs and General Counsel

Facsimile: (33.1) 53.77.43.03

Attention: Vice President, Alliances & Partnerships

Facsimile: (33.1) 53.77.40.99

or to such other address or facsimile number as hereafter shall be furnished as provided in this Section 9.1 by any Party hereto to the other Parties hereto. All Notices given to any Party in accordance with this Section 9.1 shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile, or on the date ten (10) business days after dispatch by certified or registered mail (postage prepaid) if mailed.

9.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to the choice of law principles that might otherwise be applied in such jurisdiction.

9.3 Dispute Resolution.

(a) Negotiation and Notice. In the event of any dispute, claim, controversy or disagreement (each, a “Dispute”) arising out of, in connection with or relating to this Agreement including any question regarding this Agreement’s existence, validity or termination, the Parties shall first seek resolution of such Dispute by negotiation between their respective senior management. Such negotiation shall be deemed to commence upon the service by either Sanofi or BMS upon the other of a written notice (a “Dispute Resolution Notice”) under this Section 9.3(a).

(b) If a Dispute subject to negotiation under Section 9.3(a) is not finally resolved within thirty (30) days following receipt by either Sanofi or BMS of a Dispute Resolution Notice, the Dispute shall be finally resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce (the “ICC”). The arbitral tribunal shall be composed of three (3) arbitrators. Each of Sanofi and BMS shall nominate one (1) arbitrator. The two (2) arbitrators so nominated shall nominate the presiding arbitrator. If either Sanofi or BMS fails to nominate an arbitrator in its Request for Arbitration or within thirty (30) days of receiving written notice of the nomination of an arbitrator by the other Party, such arbitrator shall be appointed by the ICC Court. If the two (2) arbitrators to be nominated by Sanofi and BMS fail to agree upon a third arbitrator within thirty (30) days of the nomination of the second arbitrator, the third arbitrator shall be appointed by the ICC Court. The place of arbitration shall

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be Paris, France and the language of the arbitration shall be English. Notwithstanding any provision to the contrary in the ICC Rules of Arbitration, each Party shall bear its own costs and expenses relating to such arbitration and all related proceedings, including fees for legal representation. Each Party shall continue to perform its respective obligations under this Agreement and this Agreement shall remain in effect while the Dispute is being resolved. The Parties agree that any dispute arising out of or relating to this Agreement, the Definitive Agreement, or the Settlement Agreement (including the China Opt-Out Letter) or any Alliance Agreement (as such terms are defined in the Definitive Agreement) shall be resolved in a single arbitration before the ICC, regardless of how many parties or agreements are implicated, and specifically waive any argument that a dispute arising out of or relating to this Agreement shall be resolved in multiple arbitrations before the ICC.

9.4 Specific Performance.

(a) Each Party agrees that the Developed Know-How is unique, and each Party hereby acknowledges and agrees that it and the other Party would be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party shall be entitled to seek specific performance and/or interim relief, and agrees that the arbitral tribunal constituted under Section 9.3(b) shall have the power to order specific performance or grant provisional, interim, or conservatory measures, including but not limited to provisional injunctive relief. The Parties undertake to comply forthwith with any such provisional, interim, or conservatory measures ordered by the arbitral tribunal and agree that such measures may, to the extent not precluded by applicable law, be enforceable as a final award in any court of competent jurisdiction. For the avoidance of doubt, nothing in this provision shall prevent any Party from seeking conservatory or interim measures, including, but not limited to, temporary restraining orders or preliminary injunctions or their equivalent, from any court of competent jurisdiction before the arbitral tribunal is constituted under Section 9.3(b) or, thereafter, upon the order of the arbitral tribunal.

9.5 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties (including the partners of the Partnership, each in its capacity as partner thereof) and permitted sub-licensees and assigns, and nothing herein, express or implied, is intended to, or shall confer upon, any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

9.6 Assignment.

(a) This Agreement may be assigned by a Party only to an Affiliate of Sanofi or BMS in the event of a corporate reorganization (including an entity that becomes an Affiliate in connection with such reorganization) involving the assumption of all or substantially all of such Party’s marketing functions in Territory B by such Affiliate, in which event the rights may be assigned and the obligations may be delegated to such Affiliate.

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(b) Notwithstanding anything to the contrary contained in subclause (a) above, this Agreement may be assigned, in whole or in part, by, or on behalf of, the Partnership as a result of a termination event under either Section 7.04 or Section 7.06 of the Alliance Support Agreement or as a result of the dissolution of the Partnership (other than for a Safety Problem) and in any such event shall be deemed to be amended and restated (i) to delete Sections 2.4, 2.5, 3.2 and 5.1-5.5 and Articles 6 and 8 hereof, as well as any reference to the Alliance Support Agreement and (ii) to insert those terms and conditions that are then customary in the pharmaceutical industry for an intellectual property license agreement, including, without limitation, provisions for confidentiality, indemnification and termination for material breach, as well as a diligence requirement that the assignee shall use reasonable commercial efforts to actively promote the Product(s) assigned (and the remedy for breach of such diligence requirement shall be termination of such amended and restated agreement).

9.7 Severability. If any term or other provision hereof is held to be invalid, illegal or incapable of being enforced by applicable law or public policy, all other terms and provisions hereof shall nevertheless remain in full force and effect so long as the economic effect or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

9.8 Waivers and Amendments. No modification of or amendment to this Agreement shall be valid unless in a writing signed by the Parties referring specifically to this Agreement and stating the Parties’ intention to modify or amend the same. Any waiver of any term or condition of this Agreement shall be in a writing signed by the Party sought to be charged with such waiver referring specifically to the term or condition to be waived, and no such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other provision hereof.

9.9 Headings. All titles and captions contained in this Agreement are for the convenience of reference only and shall not affect in any way the meaning or interpretation hereof.

9.10 Entire Agreement. This Agreement and the Alliance Support Agreement constitute the entire agreement of the Parties with respect to the subject matter contained herein and all prior agreements relative thereto which are not contained herein are hereby terminated.

9.11 No Partnership or Joint Venture. This Agreement is not intended to create, and nothing contained herein shall be construed to create an association, joint venture, trust or partnership, or to impose a trust or partnership covenant, obligation or liability on or with regard to the other Party. Each Party shall be severally responsible for its own covenants, obligations and liabilities as herein provided. Other than the Partnership: (i) no Party shall be under the control of, or shall be deemed to control any other Party; (ii) no Party is the legal representative, agent, joint venturer or employee of the other Party with respect to this Agreement for any purpose whatsoever, and no Party shall have the right or power to bind the

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other Party; and (iii) no Party has the right or authority to assume or create any obligations of any kind or to make any representation or warranty on behalf of any other Party, whether express or implied, or to bind any other Party in any respect whatsoever. The provisions of this Agreement are intended only for the regulation of relations between the Parties. This Agreement is not intended for the benefit of non-Party creditors, and no rights are granted to non-Party creditors under this Agreement.

9.12 Governing Language. The Parties acknowledge that this Agreement may be translated into the French language. The Parties agree that this English language version shall in all respects be the controlling version of this Agreement.

9.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first written above.

SANOFI		BRISTOL-MYERS SQUIBB SANOFI PHARMACEUTICALS HOLDING PARTNERSHIP

By:	/s/ T. Saugier
	Name: T. Saugier Title: Authorized representative	Represented by:

BRISTOL-MYERS SQUIBB COMPANY		BRISTOL-MYERS SQUIBB INVESTCO, L.L.C.

By:	/s/ Katherine Kelly	By:	/s/ Katherine Kelly
	Name: Katherine Kelly Title: Assistant Secretary		Name: Katherine Kelly Title: Secretary

Witnessed by:

SANOFI-AVENTIS U.S. LLC

		By:	/s/ T. Saugier
Name: T. Saugier Title: Authorized representative

[Signature Page to Amended and Restated Territory B Know-How License]

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